EXHIBIT 10.22

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE AND

CONSENT OF LANDLORD

THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE AND CONSENT OF LANDLORD (“Assignment”) is made by and between CUYAMACA BANK, NATIONAL ASSOCIATION, a national banking association, as Assignor, COMMUNITY NATIONAL BANK, a national banking association, as Assignee, and MARY AND DARI GARMO, as Landlord, to that certain Ground Lease dated August 1, 1988 between MAST/MISSION GORGE DEVELOPMENT LIMITED, a California limited partnership, as amended by that certain SUPPLEMENT TO GROUND LEASE DATED AUGUST 1, 1988, dated November 14, 1996 (the ground lease, as amended, being referred to herein as the “Lease”), as of the Effective Time, as defined below, with reference to the following facts:

A. Pursuant to the Lease, Landlord leased to Assignor and Assignor leased from Landlord the improved real property at 7753 Mission Gorge Road, in the City of Santee, County of San Diego, State of California, which Lease remains in full force and effect.

B. Assignee, Community Bancorp, Inc., which is Assignee’s parent company, and Assignor entered into that certain Agreement to Merge and Plan of Reorganization (“Merger Agreement”), dated June 28, 2004, whereby Assignor will merge with and into Assignee.

C. As a part of the merger of Assignor into Assignee, Assignor is to assign all of its right, title and interest in the Lease and any amendments, extensions and modifications thereof to Assignee, and Assignee is to assume performance of the Lease.

D. Landlord has agreed to consent to the assignment of the Lease from Assignor to Assignee on the conditions set forth in this Assignment.

NOW, THEREFORE, FOR VALUABLE CONSIDERATION the receipt of which is hereby acknowledged it is agreed as follows:

1. Assignment: As of the Effective Time, Assignor, hereby assigns and transfers to Assignee all of Assignor’s right, title, and interest in and to the Lease.

2. Assumption: Assignee hereby accepts the assignment and, as of the Effective Time, assumes and agrees to be bound by and perform all of the terms and conditions of the Lease.

3. Effective Time of Assignment: The “Effective Time” of this Assignment shall be the “Effective Time” as defined in Section 2.2 of the Merger Agreement. Assignor shall advise Landlord in writing of the Effective Time when it is determined.

4. Landlord’s Consent: Without waiving any restriction concerning further assignment and/or sublease contained in the Lease, Landlord hereby consent to this Assignment.

5. Notice: Any notice, demand, request, consent, approval or communication Landlord or Assignee desires or is required to give to the other or any other person shall be in writing and either served personally or sent by prepaid, first-class mail to the following address:

If to Assignee:

Community National Bank

Michael J. Perdue

President

900 Canterbury Place, Suite 300

Escondido, CA 92025

If to Landlord:

Mary and Dari Garmo

1480 Hidden Mesa Trail

El Cajon, CA 92019

Any party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within 48 hours from the date of mailing if mailed as provided in this paragraph.

6. Counterparts: This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Assignment by exchange of facsimile copies bearing facsimile signatures of a Party shall constitute a valid and binding execution and delivery of this Assignment. Such facsimile copies shall constitute enforceable original documents.

LANDLORD:	ASSIGNOR:

MARY AND DARI GARMO	CUYAMACA BANK

Date	Date

By:	By:	/s/ BRUCE IVES
Its:	Its:	President & CEO

ASSIGNEE:

COMMUNITY NATIONAL BANK

/s/ MICHAEL J. PERDUE 8/6/04
Date
	By:	Michael J. Perdue
	Its:	President & CEO

GROUND LEASE

PREAMBLE

This ground lease is made on August 1, 1988 between Mast/Mission Gorge Development Ltd., a California Limited Partnership, hereafter “Lessor” and Cuyamaca Bank, a State Banking Corporation, hereafter referred to as “Lessee.”

Lessor leases to Lessee and Lessee hires from Lessor land in the County of San Diego, City Santee, State of California, more particularly described in Exhibit “A” attached hereto and made a part hereof.

ARTICLE 1

TERM

1.01. Initial Term. The term of the lease shall commence on July 1, 1988, and shall continue for a period of 30 years.

1.02. Option to Renew. Lessee shall have the option to renew this lease, provided they are not in default under the terms of the lease and have paid the rent on a timely basis, for three (3) six (6) year terms upon written notice to Lessor ninety (90) days prior to the completion of the then existing lease term.

ARTICLE 2

RENT

2.01. Basic Rent. Lessee agrees to pay to Lessor in equal monthly installments on the first day of each month beginning July 1, 1988, the sum of $39,600.00 per year.

2.02. Rental Adjustment. The annual basic guaranteed rental described in Section 2.01 shall be adjusted upward on the third anniversary of the commencement date of this lease and on the third anniversary of that date thereafter including option terms, herein called the “adjustment dates,” according to the following computation:

The base for computing the adjustment is the Consumer Price Index, All Urban Consumers, for the County of San Diego, California, published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), which is in effect on the date upon which the term of this Lease commences (“Beginning Index”). The Index published most immediately preceding the adjustment date (“Extension Index”) is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the minimum monthly rent for the following two years shall be set by multiplying the rent then in effect by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the minimum monthly rent be less than $3,300.00 per month. On adjustment of the minimum monthly rent as provided in this Lease, the parties shall immediately execute an amendment to this Lease stating the new minimum monthly rent.

If the Index is changed so that the base year differs from that in effect on the date upon which their term of this Lease commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of

Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

The new basic rent shall be for the period beginning on the adjustment date and continuing until the next adjustment date. In no event shall the rent be less than the rent charged for the period prior to the adjustment rate.

2.03. Place of Rent. All rent that becomes due and payable under this lease shall be paid to Lessor at the office of Lessor at 3675 Ruffin Road, Suite 110, San Diego, California 92123, or such other place or places as Lessor may from time to time designate by written notice given to Lessee.

ARTICLE 3

USE OF PREMISES

3.01. Principal Use. The said premises may, during the term of this lease, be used by Lessee for any lawful purpose; provided, however, that it is expressly understood and agreed that Lessee is leasing said premises as vacant and unimproved land with the express intention of developing said premises, either alone or in conjunction with adjoining lands that may now or hereafter be acquired by Lessee either in fee or in leasehold estate by constructing, maintaining and operating thereon a commercial building.

3.02. Only Lawful Uses Permitted. Lessee shall not use or permit said premises or any portion of said premises to be improved, developed, used, or occupied in any manner or for any purpose that is in any way in violation of any valid law, ordinance, or regulation of any federal, state, county, or local governmental agency, body, or entity. Furthermore, Lessee shall not maintain, commit, or permit the maintenance or commission of any nuisance as now or hereafter defined by any statutory or decisional law applicable to said premises on said premises or any part of said premises.

3.03. Oil, Gas and Mineral Rights. All oil, gas and mineral rights are expressly reserved from this lease.

ARTICLE 4

TAXES AND UTILITIES

4.01. Lessee to Pay Taxes. In addition to the rents required to be paid under this lease, Lessee shall pay, and Lessee hereby agrees to pay, any and all taxes, assessments, and other charges of any description levied or assessed during the term of this lease by any governmental agency or entity on or against said premises, any portion of said premises, any interest in said premises, or any improvements or other property in or on said premises.

4.02. First and Last Years. Notwithstanding the provisions of Section 4.01 of this lease, all taxes or assessments levied or assessed on or against said premises during the tax years in which the term of this lease is to commence and the term of this lease is to end shall be prorated between Lessor and Lessee as of 12:01 A.M.

on the date the term of this lease is to commence and on the date the term of this lease is to end respectively on the basis of tax years that commence on July 1 and end on June 30 of each year. Lessor shall pay the taxes for the year in which this lease is to commence and Lessee shall promptly, on service of written request by Lessor, reimburse Lessor for Lessee’s share of such taxes. Lessee shall pay the taxes for the year in which this lease is to end; and Lessor shall promptly, on service of written request by Lessee, reimburse Lessee for his share of such taxes.

4.03. Separate Assessment of Leased Land. Should said premises be assessed and taxed with or as part of other property owned by Lessor prior to commencement of the term of this lease, Lessor agrees to arrange with the taxing authorities to thereafter have said premises taxed and assessed as a separate parcel distinct from any other real or personal property owned by Lessor. Should said premises be assessed and taxed for the year in which this lease is to commence with or as part of other property owned by Lessor, for purposes of determining pursuant to Section 4.02 of this lease the share of such taxes for which Lessee is liable, that portion of such taxes that bears the same ratio to the total of such taxes as the ground area of said premises bears to the ground area of the total taxes property shall be the taxes levied on and assessed against said premises.

4.04. Proof of Compliance. Lessee shall furnish at least 10 days before the date when any tax, assessment, or charge would become delinquent, receipts or other appropriate evidence establishing their payment. Lessee may comply with this requirement by retaining a tax service to notify Lessor whether the taxes have been paid.

4.05. Taxes Payable in Installments. Should any special tax or assessment be levied on or assessed against said premises that may be either paid in full prior to a delinquency date within the term of this lease or paid in installments over a period either within or extending beyond this lease, Lessee shall have the option of paying such special tax or assessment in installments. The fact the exercise of the option to pay the tax or assessment in installments will cause said premises to be encumbered with bonds or will cause interest to accrue on the tax or assessment is immaterial and shall not interfere with the free exercise of the option by Lessee. Should Lessee exercise the option to pay any such tax or assessment in installments, Lessee shall be liable to pay only those installments becoming due during the term of this lease. Lessor shall cooperate with Lessee and on written request of Lessee execute or join with Lessee in executing any instruments required to permit any such special tax or assessment to be paid in installments.

4.06. Contest of Tax. Lessee shall have the right to contest, oppose, or object to the amount or validity of any tax, assessment, or other charge levied on or assessed against said premises or any part of said premises; provided, however, that the contest, opposition, or objection must be filed before the tax, assessment, or other charge at which it is directed becomes delinquent and written notice of the contest, opposition, or objection must be given to Lessor at least 10 days before the date the tax, assessment, or other charge becomes delinquent. Lessor shall, on written request of Lessee, join in any such contest, opposition, or objection if Lessee determines such joinder is necessary or convenient for the proper prosecution of the proceedings but Lessor shall not be liable for any costs or expenses incurred or awarded in the proceeding. Furthermore, no such contest, opposition, or objection shall be continued or maintained after the date the tax, assessment, or other charge at which it is directed becomes delinquent unless Lessee has either:

(1) Paid such tax, assessment, or other charge under protest prior to its becoming delinquent; or

(2) Obtained and maintained a stay of all proceedings for enforcement and collection of the tax, assessment, or other charge by posting such bond or other matter required by law for such a stay; or

(3) Delivered to Lessor a good and sufficient undertaking in an amount specified by Lessor and issued by a bonding corporation authorized to issue undertakings in California conditioned on the payment by Lessee of the tax, assessment, or charge together with any fines, interest, penalties, costs, and expenses that may have accrued or been imposed thereon within 30 days after final determination of Lessee’s contest, opposition or objection to such tax, assessment, or other charge.

4.07. Tax Returns and Statements. Lessee shall, as between Lessor and Lessee, have the duty of attending to, preparing, making, and filing any statement, return, report, or other instrument required or permitted by law in connection with the determination, equalization, reduction, or payment of any taxes, assessments, or other charges that are or may be levied on or assessed against said premises, any portion of said premises, any interest in said premises, or any improvements or other property on said premises.

4.08. Tax Hold-Harmless Clause. Lessee shall indemnify and hold Lessor and the property of Lessor, including said premises and any improvements now or hereafter on said premises, free and harmless from any liability, loss, or damage resulting from any taxes, assessments, or other charges required by this Article to be paid by Lessee and from all interests, penalties, and other sums imposed thereon and from any sales or other proceedings to enforce collection of any such taxes, assessments, or other charges.

4.09. Utilities. Lessee shall pay or cause to be paid, and hold Lessor and the property of Lessor including said premises free and harmless from, all charges for the furnishings of gas, water, electricity, telephone service, and other public utilities to said premises during the term of this lease and for the removal of garbage and rubbish from said premises during the term of this lease.

4.10. Payment by Lessor. Should Lessee fail to pay within the time specified in this Article any taxes, assessment, or other charges required by this Article to be paid by Lessee, Lessor may, without notice to or demand on Lessee, pay, discharge, or adjust such tax, assessment, or other charge for the benefit of Lessee. In such event, Lessee shall promptly on written demand of Lessor reimburse Lessor for the full amount paid by Lessor in paying, discharging, or adjusting such tax, assessment, or other charge together with interest thereon at the maximum rate allowed under Article 15, Section 1 of the California Constitution, or its subsequent amendment, from the date of payment by Lessor until the date of repayment by Lessee. Where no time within which any charge required by this Article to be paid by Lessee is specified in this Article, such charge must be paid by Lessee before it becomes delinquent.

ARTICLE 5

IMPROVEMENTS

5.01. Construction. Lessee shall, at Lessee’s sole cost and expense construct or cause to be constructed on said premises a commercial development, herein called “said building project” in the manner and in accordance to the terms and conditions specified in this Article.

5.02. Lessor’s Approval of Plans Required. No structure or other improvement of any kind shall be erected or maintained on said premises unless and until the plans, specifications, and proposed location of such structure or improvement have been approved in writing by Lessor. No structure or other improvement shall be erected or maintained on said premises that does not comply with plans, specifications, and locations and approved in writing by Lessor. Furthermore, no material additional to or structural alteration of any structure or improvement now or hereafter on said premises shall be commenced until and unless plans and specifications for such addition or alteration shall be approved in writing by Lessor.

5.03. Preparation and Submission of Plans. Lessee shall, at Lessee’s own cost and expense, engage a licensed architect or engineer to prepare plans and specifications for said building project and shall submit to Lessor for approval:

(1) Within 180 days after execution of this lease two copies of:

(a) drawings and materials in the form of plans, elevations, sections and rendered perspectives sufficient to convey the architectural design of said building project to Lessor; and

(b) a Statement of Probable Construction Costs of said building prepared by the engaged architect or engineer.

(2) Within 30 days after approval by Lessor of the items specified in subparagraph (1) of this section and the obtaining by Lessee of any variance permits, use permits, or rezoning required for said building project, two copies of:

(a) detailed working drawings, plans, and specifications for said building project; and

(b) a revised Statement of Probable Construction Costs of said building project prepared by the engaged architect or engineer.

5.04. Lessor’s Approval of Plans. Within 30 days after receipt by Lessor of any of the documents submitted to Lessor for approval pursuant to Section 5.03 of this lease, Lessor shall either approve such documents by endorsing Lessor’s approval on each such document and returning one set of the documents to Lessee, or Lessor shall give written notice to Lessee of any objections Lessor may have to such documents. Lessor’s failure to give written notice to Lessee within such 30 day period of any objections Lessor may have to the documents shall constitute approval of the documents by Lessor. Within 30 days after service on Lessee of the written notice of Lessor’s objections, Lessee may deliver corrective amendments to the documents to Lessor and Lessor shall within 30 days after receiving the corrective amendments serve written notice on Lessee of Lessor’s approval or rejection of the documents as so amended. Failure of Lessor to serve written notice on Lessee within such 30 day period after receipt of the corrective amendments shall constitute approval by Lessor of the documents so amended.

5.05. Change in Plans. After approval by Lessor of the documents pertaining to said building project mentioned in sub- paragraph (2) of Section 5.03 of this lease, any substantial changes in the plans or specifications for said building project must be approved by Lessor. Lessor’s failure to give written notice to Lessee of any objections by Lessor may have to any proposed changes within 15 days after a written statement of the proposed changes has been given to Lessor by Lessee shall constitute Lessor’s approval of the changes. Minor changes in work or materials not affecting the general character of said building project need not be approved by Lessor but a copy of the altered plans and specifications reflecting such changes must be given to Lessor.

5.06. No Construction Before Notice. No work of any kind shall be commenced on and no building or other materials shall be delivered for said building project, nor shall any other building or land development work be commenced or building materials be delivered on said premises until at least 10 days after written notice has been given by Lessee to Lessor of the commencement of such work or the delivery of such materials. Lessor shall, at any and all times during the term of this lease, have the right to post and maintain on said premises and to record as required by law any notice or notices of nonresponsibility provided for by the mechanic’s lien laws of the State of California. The work prohibited by this section until 10 days’ written notice thereof has been given to Lessor includes as well as actual construction work any site preparation work, installation of utilities, street construction or improvement work, or any grading or filling of said premises.

5.07. Written Contracts. All work required in the construction of said building project, including any site preparation work, landscaping work, utility installation work as well as actual construction work on said building project, shall be performed only by competent contractors duly licensed as such under the laws of the State of California and shall be performed pursuant to written contracts with such contractors. Each such contract shall provide that the final payment under the contract due to the contractor shall be in an amount equalling at least 10 percent of the full amount payable under the contract and shall not be paid to contractor until, whichever last occurs, either:

(1) The expiration of 60 days from the date of recording by Lessee as owner of a Notice of Completion of said building project, Lessee agreeing to record such Notice of Completion promptly within the time specified by law for the recording of such notice; or

(2) The settlement and discharge of all liens of record claimed by persons who supplied either labor or materials for the construction of said building project.

5.08. Compliance with Law. Said building project shall be constructed, and all work performed on said premises an all buildings or other improvements erected on said premises shall be in accordance with all valid laws, ordinances, regulations, and orders of all federal, state, county, or local governmental agencies or entities having jurisdiction over said premises; provided, however, that any structure or other improvement erected on said premises, including said building project, shall be deemed to have been constructed in full compliance with all such valid laws, ordinances, regulation, and orders when a valid final Certificate of Occupancy entitling Lessee and tenants of Lessee to occupy and use of the structure or other improvement has been duly issued by proper governmental agencies or entities. All work performed on said premises pursuant to this lease, or authorized by this lease, shall be done in a good workmanlike manner and only with new materials of good quality and high standard.

5.09. Time for Completion. Lessee shall cause construction of said building project to be commenced no later than 90 days after approval by Lessor of the documents described in subparagraph (2) of Section 5.03 of this lease and the obtaining of necessary financing, shall cause construction of said project to thereafter be diligently pursued without unnecessary interruption, and shall cause said building project to be completed not later than 365 days after commencement of its construction. Should Lessee fail to commence or complete construction of said building project within the times specified in this section, Lessor may, by giving 60 days’ written notice to Lessee, terminate this lease or charge $750.00 per day for each day of delay as additional rent under this lease; provided, however, that Lessee shall be excused for any delays in construction or commencement of construction caused by the act of Lessor, the act of any agent of Lessor, the act of any governmental authority, inability to procure materials, acts of God, the elements, war, war defense conditions, litigation, strikes, walkouts, or other causes beyond Lessee’s control. Lessee shall, however, use reasonable diligence to avoid any such delay and to resume construction as promptly as possible after the delay.

5.10. Mechanic’s Lien. At all times during the term of this lease, Lessee shall keep said premises and all building and improvements now or hereafter located on said premises free and clear of all liens and claims of liens for labor, services, materials, supplies, or equipment performed on or furnished to said premises. Should Lessee fail to pay and discharge or cause said premises to be released from any such lien or claim of lien within 20 days after service on Lessee of written request from Lessor to do so, Lessor may pay, adjust, compromise, and discharge any such lien or claim of lien on such terms and manner as Lessor may deem appropriate. In such event, Lessee shall, on or before the first day of the next calendar month following any such payment by Lessor, reimburse Lessor for the full amount paid by Lessor in paying, adjusting, compromising, and discharging such lien or claim of lien, including any attorney’s fees or other costs expended by Lessor, together with interest at the maximum rate allowed under California law from the date of payment by Lessor to the date of repayment by Lessee.

5.11. Zoning and Use Permits. Should Lessee deem it necessary or appropriate to obtain any use permit variance, or rezoning of said premises in order to construct or operate said building project, Lessor agrees to execute such documents, petitions, applications, and authorizations as may be necessary or appropriate in obtaining the same and hereby appoints Lessee his attorney in fact to execute in the name and on behalf of Lessor any such documents, petitions, applications, or authorizations; provided, however, that any such permits, variances, or rezoning shall be obtained at the sole cost and expense of Lessee and Lessee agrees to protect and save Lessor and the property of Lessor, including said premises, free and harmless from any such cost and expense.

5.12. Ownership of Building Project. Any and all buildings and improvements placed or erected on said premises as part of said building project as well as any and all other alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on said premises by Lessee or any other person shall be considered part of the real property of said premises and upon expiration or sooner termination of this lease shall be deemed to remain on premises and become the property of Lessor.

ARTICLE 6

ENCUMBRANCE OF LEASEHOLD

6.01. Lessee’s Right to Mortgage Leasehold. Lessee shall have the right at any time and from time to time to subject the leasehold estate to one mortgage as security for a loan or loans or other obligations of Lessee and the right to roll over said mortgages provided that:

(1) The mortgage and all rights acquired under it shall be subject to each and all the covenants, conditions, and restrictions stated in this lease and to all rights and interests of Lessor except as otherwise provided in this lease.

(2) Lessee shall give Lessor prior notice of any such mortgage, and shall accompany the notice with a true copy of the note and mortgage.

6.02. The note and mortgage shall conform substantially to the usual provisions in the mortgagee’s loan documents for comparable projects unless specifically provided otherwise in this agreement. Mortgagee may take an assignment in lieu of foreclosure whether or not permitted by the note of mortgagee.

6.03. Request for Notice of Loan Default. Immediately after the recording of any deed of trust or mortgage executed by Lessee pursuant to Section 6.01 of this lease and containing a power of sale as defined by California law, Lessee shall at Lessee’s own cost and expense record in the office of the County Recorder of San Diego County, California, a written request executed and acknowledged by Lessor for a copy of any notice of default and a copy of any notice of sale under such deed of trust or mortgage to be mailed to Lessor at the address specified in the request by Lessor.

6.04. Notice to and Service on Lender. Lessor shall mail to Lender, should Lessee incur any encumbrance pursuant to Section 6.01 of this lease, a duplicate copy of any and all notices Lessor may from time to time give to or serve on Lessee pursuant to or relating to this lease. Lessee shall at all times keep Lessor informed in writing of the name and mailing address of Lender and any changes in Lender’s mailing address. Any notices or other communications permitted by this or any other section of this lease or by law to be served on or given to Lender by Lessor shall be deemed duly served on or given to Lender when deposited in the United States mail, first-class postage prepaid, addressed to

Lender at the last mailing address for Lender furnished in writing to Lessor by Lessee or Lender.

6.05. No Modification Without Lender’s Consent. Should Lessee incur any encumbrance pursuant to Section 6.01 of this lease, Lessee and Lessor hereby expressly stipulate and agree that they will not modify this lease in any way nor cancel this lease by mutual agreement without the written consent of Lender having such encumbrance.

6.06. Rights of Lender. Should Lessee incur any encumbrance pursuant to Section 6.01 of this lease, the Lender having such encumbrance shall have the right at any time during the term of this lease and the existence of his encumbrance to:

(1) Do any act or thing required of Lessee under this lease, and any such act or thing done and performed by Lender shall be as effective to prevent a forfeiture of Lessee’s rights under this lease as if done by Lessee himself;

(2) Realize on the security afforded by the leasehold estate by exercising foreclosure proceedings or power of sale or other remedy afforded in law or in equity or by the security document, herein called the “Trust Deed,” and to:

(a) Transfer, convey, or assign the title of Lessee to the leasehold estate created by this lease to any purchaser at any foreclosure sale, whether the foreclosure sale be conducted pursuant to court order or pursuant to a power of sale contained in the Trust Deed; and

(b) Acquire and succeed to the interest of Lessee under this lease by virtue of any foreclosure sale, whether the foreclosure sale be conducted pursuant to a court order or pursuant to a power of sale contained in the Trust Deed.

6.07. Rights of Lender to Cure Defaults. Should Lessee incur an encumbrance pursuant to Section 6.01 of this lease, before Lessor may terminate this lease because of any default under or breach of this lease by Lessee, Lessor must give written notice of the default or breach to Lender and afford Lender the opportunity after service of the notice to:

(1) Cure the breach or default within 30 days where the default can be cured by the payment of money to Lessor or some other person;

(2) Cure the breach or default within 30 days where the breach or default must be cured by something other than the payment of money and can be cured within that time; or

(3) Cure the breach or default in such reasonable time as may be required where something other than money is required to cure the breach or default and cannot be performed within 30 days provided that acts to cure the breach or default are commenced within that time period after service of notice of default on Lender by Lessor and are thereafter diligently continued by Lender.

6.08. Foreclosure. Notwithstanding any other provision of this lease, a Lender under an encumbrance incurred by Lessee pursuant to Section 6.01 of this lease may forestall termination of this lease by Lessee by commencing proceedings to foreclose his encumbrance on the leasehold estate created by this lease. The proceedings so commenced may be for foreclosure of the encumbrance by order of court or for foreclosure of the encumbrance under a power of sale contained in the instrument creating the encumbrance. The proceedings shall not, however, forestall termination of this lease by Lessor for the default or breach by Lessee unless:

(1) They are commenced within 30 days after service on Lender of the notice described in Section 6.10 of this lease;

(2) They are, after having been commenced, diligently pursued in the manner required by law to completion; and

(3) Lender keeps and performs all of the terms, covenants, and conditions of this lease requiring the payment or expenditure of money by Lessee until the foreclosure proceedings are complete or are discharged by redemption, satisfaction, payment, or conveyance of the leasehold estate to Lender.

6.09. Foreclosure - Assignment Without Consent. Provided that Lender under any encumbrance incurred by Lessee pursuant to Section 6.01 of this lease gives written notice of transfer to Lessor setting forth the name and address of the transferee as well as the effective date of the transfer, the written consent of

Lessor shall not be required for transfer of Lessee’s interest under this lease to:

(1) A purchaser at a foreclosure sale of the encumbrance whether the foreclosure sale be conducted pursuant to court order or pursuant to a power of sale in the instrument creating the encumbrance; or

(2) A purchaser from Lender after foreclosure where Lender was the purchaser of Lessee’s interest at the foreclosure sale of the encumbrance and Lender is an established bank, savings and loan association, or insurance company.

6.10. New Lease with Lender. Notwithstanding any other provision of this lease, should this lease terminate because of the insolvency or bankruptcy of Lessee or because of any default under or breach of this lease by Lessee, Lessor will execute a new lease for said premises to the Lender under an encumbrance incurred by Lessee pursuant to Section 6.01 of this lease as Lessee, provided:

(1) A written request for the new lease is served on Lessor by Lender within 30 days after service on Lender of the notice described in Section 6.10 of this lease.

(2) The new lease is for a term ending on the same date the term of this lease would have ended had not this lease been terminated, provides for the payment of rent at the same rate that would have been payable under this lease during the remaining term of this lease had this lease not been terminated, and contains the same terms, covenants, conditions, and provisions as are contained in this lease.

(3) Lender, on execution of the new lease by Lessor, shall pay any and all sums that would at the time of the execution of the new lease be due under this lease but for its termination and shall otherwise fully remedy, or agree in writing to remedy, any other defaults under or breaches of this lease committed by Lessee that can be remedied.

(4) Lender, on execution of the new lease, shall pay all reasonable costs and expenses, including attorney’s fees and court costs, incurred in terminating this lease, recovering possession of said premises from Lessee or the representative of Lessee, and preparing the new lease.

(5) The new lease shall be subject to all existing subleases under which the sublessees are not in default and shall be assignable by Lender but not by any assignee of Lender without the consent of Lessor.

(6) The new lease shall:

(a) Extend the time for performance of any unperformed acts required by Article 5 of this lease for such period as is equal to the delay in performance of the act caused by Lessee’s inability or failure to perform the act and the time required to terminate this lease and execute a new lease to Lender; and

(b) Excuse the performance of any act required by Article 5 of this lease that has already been performed but Lender, and Lender’s assignee as Lessee under the new lease, shall be liable for payment of all costs and expenses incurred in the performance of any act required by Article 5 of this lease, whether performed before or after execution of the new lease, that might be alleged or claimed as a lien against said premises.

6.11. No Merger of Leasehold and Fee Estate. Should Lessee incur an encumbrance pursuant to Section 6.01 of this lease then there shall thereafter, during the existence of the encumbrance, be no merger without the consent of Lender under such encumbrance of the leasehold estate created by this lease and the fee estate in said premises merely because both estates have been acquired or become vested in the same person or entity.

6.12. Lender as Assignee of Lease. No Lender under any encumbrance incurred by Lessee pursuant to Section 6.01 of this lease shall be liable to Lessor as an assignee of this lease unless and until such time as Lender acquires all rights of Lessee under this lease through foreclosure or other proceedings in the nature of foreclosure or as a result of some other action or remedy provided by law or the instrument creating the encumbrance.

6.13. Lender – Definition. The term “Lender” as used in this lease shall mean not only the person, persons, or entity that loaned money to Lessee and is named as beneficiary, mortgagee, secured party, or security holder in the instrument creating any encumbrance incurred by Lessee pursuant to Section 6.01 of this lease but also all subsequent assignees and holders of the security interest created by such instrument.

ARTICLE 7

REPAIRS AND RESTORATION

7.01. Maintenance. At all times during the term of this lease Lessee shall, at Lessee’s own cost and expense, keep and maintain said premises and all improvements now or hereafter on said premises as well as all facilities now or hereafter appurtenant to said premises in good order and repair and in a safe and clean condition. Furthermore, Lessee shall, at Lessee’s own cost and expense, maintain at all times during the term of this lease the whole of said premises as well as any improvements, landscaping, or facilities thereon in a clean, sanitary, neat, tidy, orderly, and attractive condition.

7.02. Compliance with Law. At all times during the term of this lease, Lessee, at Lessee’s own cost and expense, shall:

(1) Make all alterations, additions, or repairs to said premises or the improvements or facilities on said premises required by any valid law, ordinance, statute, order, or regulation now or hereafter made or issued by any federal, state, county, local, or other governmental agency or entity;

(2) Observe and comply with all valid laws, ordinances, statutes, orders, and regulations now or hereafter made or issued respecting said premises or the improvements or facilities on said premises by any federal, state, county, local, or other governmental agency or entity;

(3) Contest if Lessee, in Lessee’s sole discretion, desires by appropriate legal proceedings brought in good faith and diligently prosecuted in the name of Lessee, or in the names of Lessee and Lessor where appropriate or required, the validity or applicability to said premises of any law, ordinance, statute, order, or regulation now or hereafter made or issued by any federal, state, county, local, or other governmental agency or entity; provided, however, that any such contest or proceeding, though maintained in the names of Lessee and Lessor, shall be without cost to Lessor, and Lessee shall protect said premises and Lessor from Lessee’s failure to observe or comply during the contest with the contested law, ordinance, statute, order, or regulation;

(4) Indemnify and hold Lessor and the property of Lessor, including said premises, free and harmless from any and all liability, loss, damages, fines, penalties, claims, and actions resulting from Lessee’s failure to comply with and perform the requirements of this section.

7.03. Duty to Restore. Should, at any time during the term of this lease, any buildings or improvements now or hereafter on said premises be destroyed in whole or in part by fire, theft, the elements or any other cause, this lease shall continue in full force and effect and Lessee, at Lessee’s own cost and expense, shall repair and restore the damaged or destroyed buildings and improvements according to the original plan thereof or according to such modified plans therefore as shall be approved in writing by Lessor. The work of repair and restoration shall be commenced by Lessee within 120 days after the damage or destruction occurs and shall be completed with due diligence not longer than 10 months after the work is commenced. In all other respects, the work of repair and restoration shall be done in accordance with the requirements for original construction work on said premises set forth in Article 5 of this lease.

7.04. Option to Terminate. Notwithstanding the provision of 7.03 of this lease, Lessee shall have the option of terminating this lease on the last calendar day of any month by giving Lessor at least 90 days’ prior written notice of Lessee’s intent to do so and by removing, at Lessee’s own cost and expense, all debris and remains of the damaged improvements from said premises where:

(1) Any buildings or improvements now or hereafter on said premises are so damaged or destroyed by fire, theft, the elements, or any cause not the fault of Lessee or Lessor during the last 3 years of the term of this lease that they cannot be repaired and restored as required by Section 7.03 of this lease at a cost not exceeding 50% percent of the cost of replacing all buildings and improvements if totally destroyed then, immediately preceding the calamity damaging or destroying the damaged buildings or improvements, located on said premises.

(2) Any buildings or improvements now or hereafter on said premises are so damaged or destroyed by fire, theft, the elements, or any cause not the fault of Lessee or Lessor during the last year of the term of this lease that they cannot be repaired and restored as required by Section 7.03 of this lease at a cost not exceeding 25 percent of the cost of replacing all buildings and improvements if totally destroyed then, immediately preceding the calamity damaging or destroying the damaged or destroyed buildings or improvements located on said premises.

7.05. Insurance Proceeds. Any and all fire or other insurance proceeds that become payable at any time during the term of this lease because of damage to or destruction of any buildings or improvements on said premises shall be paid to Lessee and applied by Lessee toward the cost of repairing and restoring the damaged or destroyed buildings or improvements in the manner required by Section 7.03 of this lease; provided, however, that should Lessee exercise the option given Lessee by Section 7.04 of this lease to terminate this lease because of damage to or destruction of buildings or improvements on said premises, then, in that event, any and all fire or other insurance proceeds that become payable because of such damage or destruction:

(1) Shall be applied first toward the reduction of the unpaid principal balance of the obligation secured and discharging said premises from any then outstanding encumbrance or encumbrances incurred by Lessee pursuant to Section 6.01 of this Lease; and

(2) Then the balance of the proceeds, if any, shall be paid to Lessor to compensate Lessor, at least in part, for the loss to his fee estate of the damaged or destroyed buildings or improvements.

ARTICLE 8

INDEMNITY AND INSURANCE

8.01. Indemnity Agreement. Lessee shall indemnify and hold Lessor and the property of Lessor, including said premises and any buildings or improvements now or hereafter on said premises, free and harmless from any and all liability, claims, loss, damages, or expenses resulting from Lessee’s occupation and use of said premises, specifically including, without limitation, any liability, claim, loss, damage, or expense arising by reason of:

(1) The death or injury of any person, including Lessee or any person who is an employee or agent of Lessee, or by reason of the damage to or destruction of any property, including property owned by Lessee or by any person who is an employee or agent of Lessee, from any cause whatever while such person or property is in or on said premises or in any way connected with said premises or with any of the improvements or personal property on said premises;

(2) The death or injury of any person, including Lessee or any person who is an employee or agent of Lessee, or by reason of the damage to or destruction of any property, including property owned by Lessee or any person who is an employee or agent of Lessee, caused or allegedly caused by either (a) the condition of said premises or some building or improvement on said premises, or (b) some act or omission on said premises of Lessee or any person in, on, or about said premises with the permission and consent of Lessee;

(3) Any work performed on said premises or materials furnished to said premises at the instance or request of Lessee or any person or entity acting for or on behalf of Lessee;

(4) Lessee’s failure to perform any provision of this lease or to comply with any requirement of law or any requirement imposed on Lessee or said premises by any duly authorized governmental agency or political subdivision; or

(5) The death or injury of any person or by reason of the damage to or destruction of any property from any cause whatever while such person or property is in or on said premises or in any way connected with said premises or with any of the improvements or personal property on said premises.

8.02. Liability Insurance. Lessee shall, at Lessee’s own cost and expense, secure promptly after execution of this lease and maintain during the entire term of this lease a broad form comprehensive coverage policy of public liability insurance issued by an insurance company acceptable to Lessor and authorized to issue liability insurance in California insuring Lessee and Lessor against loss or liability caused by or connected with Lessee’s occupation and use of said premises under this lease in amounts not less than:

(1) $500,000.00 for injury to or death of one person and, subject to such limitation for the injury or death of one person, of not less than $1,000,000.00 for injury to or death of two or more persons as a result of any one accident or incident; and

(2) $1,000,000.00 for damage to or destruction of any property of others.

8.03. Fire and Casualty Insurance. Lessee shall, at Lessee’s own cost and expense, at all times during the term of this lease keep all buildings, improvements, and other structures on said premises, as well as any and all additions thereto, insured for their full insurable value by insurance companies authorized to issue such insurance in California against loss or destruction by fire and the perils commonly covered under the standard extended coverage endorsement to fire insurance policies in the county where said premises is located. Any loss payable under such insurance shall be payable to Lessee, Lessor, and any Lender under an encumbrance incurred by Lessee pursuant to Section 6.01 of this lease as their interests may appear. Any proceeds received because of a loss covered by such insurance shall be used and applied in the manner required by Section 7.05 of this lease.

8.04. Specific Perils. Notwithstanding anything to the contrary contained in Section 8.03 of this lease, the insurance required by Section 8.03 of this lease shall, whether or not included in the standard extended coverage endorsement mentioned in Section 8.03, insure all buildings, improvements, and other structures on said premises, as well as any and all additions thereto, against loss or destruction by windstorm, earthquake, cyclone, tornado, hail, explosion, riot, riot attending a strike, civil commotion, malicious mischief, vandalism, aircraft, fire, smoke damage, and sprinkler leakage. Furthermore, the insurance required by Section 8.03 of this lease during the construction of any building project if Lessee should choose to do so described in Article 5 shall have course of construction, vandalism, and malicious mischief clauses attached insuring said project during its construction and all materials delivered to the site of said building project for their full insurable value.

8.05. Deposit of Insurance. Lessee shall within 10 days after the execution of this lease and promptly thereafter when any such policy is replaced, rewritten, or renewed deliver to Lessor a true and correct copy of each insurance policy required by this Article of this lease or a certificate executed by the insurance company or companies or their authorized agent evidencing such policy or policies.

8.06. Notice of Cancellation. Each insurance policy required by this Article of this lease shall contain a provision that it cannot be cancelled for any reason unless 10 days’ prior written notice of the cancellation is given to Lessor in the manner required by this lease for service of notices on Lessor by Lessee.

8.07. Payment before Due. Any and all insurance required to be obtained by Lessee shall be paid by Lessee at least 10 days before such insurance becomes due and receipt of payment shall be immediately given to Lessor.

8.08. Payment by Lessor. Should Lessee fail to pay within the time specified in this Article any insurance premiums on insurance required by this Article to be paid by Lessee, Lessor may pay such premiums for the benefit of Lessee. In such event, Lessee shall promptly on written demand of Lessor reimburse Lessor for the full amount paid by Lessor together with interest thereon at the maximum rate allowed under Article 15, Section 1 of the California Constitution, or it subsequent amendments from the date of payment by Lessor until the date of repayment.

ARTICLE 9

CONDEMNATION

9.01. Total Condemnation. Should, during the term of this lease, title and possession of all of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, this lease shall terminate as of 12:01 A.M. of, whichever first occurs, the date legal title of said premises is taken by the agency or entity exercising the power of eminent domain and both Lessor and Lessee shall thereafter be released from all obligations, except those specified in Section 9.05 of this lease, under this lease.

9.02. Partial Taking – Parking Lot. Should, during the term of this lease, title and possession of only a portion of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, all compensation and damages payable by reason of any parking facilities on said premises taken by such exercise of the eminent domain power shall be available to and used, to the extent reasonably needed, by Lessee in replacing the parking facilities so taken to the extent reasonably practicable under then existing laws and conditions with new parking facilities on the remaining portion of said premises. Plans and specifications for the replacement parking facilities must be first approved in writing by Lessor but may include, where practicable, deck parking facilities to replace ground level parking facilities taken by eminent domain; provided, however, that should the parking facilities taken by eminent domain result in a net loss of 35 percent or more of the area of said premises that can, after considering any replacement parking facilities that can be constructed on the remaining portion of said premises by reasonable methods, be devoted to parking facilities as compared with the area devoted to such facilities immediately prior to the taking, Lessee may terminate this lease in the manner prescribed in Section 9.04 of this lease.

9.03. Partial Taking – Rental Facilities. Should, during the term of this lease, title and possession of only a portion of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, all compensation and damages payable by reason of any improvements other than parking facilities taken by such exercise of the eminent domain power shall be available to and used, to the extent reasonably needed, by Lessee to replace the improvements so taken to the extent reasonably practicable under then existing laws and conditions with improvements of the same type on the remaining portion of said premises. Plans and specifications for the replacement improvements must, however, be first approved by Lessor in writing; provided, however, that should the improvements taken by eminent domain result in a net loss of 35 percent or more of the total rentable floor space of all buildings on said premises, after taking into consideration additional floor space that could be reasonably constructed on the remaining portion of said premises, immediately prior to the taking, Lessee may terminate this lease in the manner prescribed by Section 9.04 of this lease.

9.04. Termination for Partial Taking. Lessee may terminate this lease for the reasons stated in either, or both, Section 9.02 or Section 9.03 of this lease by serving written notice of termination on Lessor within 90 days after Lessee has been deprived of actual physical possession of the portion of said premises taken by eminent domain. This lease shall terminate as of 12:01 A.M. of the first day of the calendar month following the calendar month in which the notice of termination described in this section is served on Lessor. On termination of this lease pursuant to this section, all subleases and subtenancies in or on said premises or any portion or portions of said premises created by Lessee under this lease shall also terminate and said premises shall be delivered to Lessor free and clear of all such subleases and subtenancies; provided, however, that Lessor may, at Lessor’s option, by mailing written notice to a subtenant allow any subtenant to attorn to Lessor and continue his or her occupancy on said premises as a tenant of Lessor. On termination of this lease pursuant to this section, however, both Lessor and Lessee shall be released from all obligations, except those specified in Section 9.05 of this lease, under this lease.

9.05. Condemnation Award. Any compensation or damages awarded or payable because of the taking of all or any portion of said premises by eminent domain shall be distributed and disbursed between Lessor and Lessee as follows:

(1) All compensation or damages awarded or payable for the taking by eminent domain of any land that is part of the said premises shall be paid to and be the sole property of Lessor free and clear of any claim of Lessee or any person claiming rights to said premises through or under Lessee.

(2) All compensation or damages awarded or payable because of any improvements constructed or located on the portion of said premises taken by eminent domain where only a portion of said premises is taken by eminent domain and Lessee is not entitled to or does not terminate this lease shall be applied in the manner specified in Section 9.02 or Section 9.03 toward the replacement of such improvements with equivalent new improvements on the remaining portions of said premises.

(3) All compensation or damages awarded or payable because of any improvements constructed or located on the portion of said premises taken by eminent domain where this lease is terminated because of the taking by eminent domain, whether all or only a portion of said premises is taken by eminent domain, shall be allocated between Lessee and Lessor as follows:

(a) That percentage of the compensation or damages awarded or payable because of the improvements that equals the percentage of the full term of this lease that has, at the time of the taking, not expired shall belong to and be the sole property of Lessee.

(b) That percentage of the compensation or damages awarded or payable because of the improvements that equals the percentage of the full term of this lease that has, at the time of the taking, expired shall belong to and be the sole property of Lessor.

(c) The term “time of taking” as used in this subparagraph shall mean 12:01 A.M. of, whichever shall first occur, the date title or the date physical possession of the portion of said premises on which the improvements are located is taken by the agency or entity exercising the eminent domain power.

(4) Any severance damages awarded or payable because only a portion of said premises is taken by eminent domain shall be:

(a) The sole and separate property of Lessee during the first 10 years of the term of the lease;

(b) Equally divided, except to the extent needed to replace any improvements taken by eminent domain with equivalent improvements on the remaining portion of said premises where Lessee cannot or does not terminate this lease, between Lessor and Lessee during the 16 to 50 years of the term of this lease; and

(c) The sole and separate property of Lessor during the last 10 years of the term of this lease.

9.06. Rent Abatement for Partial Taking. Should, during the term of this lease, title and possession of only a portion of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity and Lessee does not or cannot under Section 9.02 or Section 9.03 terminate this lease, then this lease shall terminate as to the portion of said premises taken under eminent domain as of 12:01 A.M. of, whichever first occurs, the date title is taken or the date actual physical possession of the portion taken by eminent domain is taken by the agency or entity exercising the eminent domain power. Furthermore, the rent payable under this lease shall, as of that time, be reduced in the same proportion that the value of the portion of said premises taken by eminent domain bears to the full value of said premises at that time; provided, however, that Lessee shall, subject to the provisions of Section 9.02 and 9.03 of this lease, replace any improvements or facilities with equivalent new facilities on the remaining portion of said premises and do all other acts at Lessee’s own cost and expense required by the eminent domain taking to make the remaining portion of said premises fit for the uses specified in this lease.

9.07. Voluntary Conveyance. A voluntary conveyance by Lessor, with the consent of Lessee, of title to all or a portion of said premises to a public or quasi-public agency or entity in lieu of and under threat by such agency or entity to take the same by eminent domain proceedings shall be considered a taking of title to all or such portion of said premises under the power of eminent domain subject to the provisions of this Article.

ARTICLE 10

ASSIGNMENT AND SUBLEASE

10.1. No Assignment Without Lessor’s Consent. Except as provided in Section 10.02 of this lease, Lessee shall not assign or otherwise transfer this lease, any right or interest in this lease, or any right or interest in said premises or any of the improvements that may now or hereafter be constructed or installed on said premises without the express written consent of Lessor first had and obtained. Any assignment or transfer by Lessee without the prior written consent of Lessor, whether it be voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Lessor, terminate this lease. A consent by Lessor to one assignment shall not be deemed to be a consent to any subsequent assignment of this lease by Lessee. The consent of Lessor to any assignment of Lessee’s interest in this lease, however, shall not be unreasonably withheld.

10.2. Permitted Assignment. Notwithstanding the provisions of Section 10.01 of this lease, Lessee may without the prior written consent of Lessor transfer and assign all Lessee’s interest under this lease and the leasehold estate hereby created in Lessee to:

(1) Any trustee named in a deed of trust, any mortgagee named in a mortgage, or any person named in any other type of security instrument for the purpose of incurring an encumbrance on such interest and such leasehold estate pursuant to Section 6.01 of this lease.

(2) A partnership now or hereafter organized in which Lessee owns a majority of and is the General Partner.

10.03. Sublease. Lessee shall have the right to sublease all or any part or parts of the premises or the improvements or both, and to assign, encumber, extend, or renew any sublease, provided it first obtains the express written consent of landlord which consent will not unreasonably be withheld.

ARTICLE 11

DEFAULT AND TERMINATION

11.01. Breach Without Termination. Even though Lessee has breached this lease and abandoned the property, this lease continues in effect for so long as Lessor does not terminate Lessee’s right to possession; and Lessor may enforce all his rights and remedies under this lease, including the right to recover the rent as it becomes due under this lease.

11.02. Nonterminating Actions. For the purposes of this article, the following do not constitute a termination of Lessee’s right to possession:

(a) Acts of maintenance or preservation or efforts to relet the property;

(b) The appointment of a receiver on initiative of Lessor to protect his interest under this lease.

11.03. Lessee’s Right to Sublet or Assign. Lessee may, at his option, transfer his interest hereunder in the following manner so long as Lessor has not terminated Lessee’s right to possession for breach of this lease an abandonment of the property: Sublet the property, assign his interest in the lease, or both, with the consent of Lessor, which consent shall not be withheld unreasonably.

11.04. Breach. All covenants and agreements contained in this lease are declared to be conditions to this lease and to the term hereby demised to Lessee. Should Lessee default in the performance of any covenant, condition, or agreement contained in this lease and the default not be cured within 60 days after written notice of the default is served on Lessee by Lessor, then Lessor may terminate this lease and:

(1) Bring an action to recover from Lessee:

(a) The worth at the time of award of the unpaid rent which had been earned at the time of termination of the lease;

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination of the lease until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; and

(d) Any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee’s failure to perform his obligations under this lease; and

(2) Bring an action, in addition to or in lieu of the action described in subparagraph (1) of this section, to reenter and regain possession of said premises in the manner provided by the laws of unlawful detainer of the State of California then in effect.

11.05. Insolvency of Lessee. Should Lessee become insolvent as defined in this section, Lessor may, by giving 60 days’ written notice to Lessee or to the person appointed to manage Lessee’s affairs at the address for such person appearing in the official records of the court that appointed him, terminate this lease and forfeit Lessee’s interest in said premises and in any improvements or facilities in, on or appertaining to said premises. For purposes of this section, Lessee shall be conclusively presumed to have become insolvent if Lessee:

(1) Has a receiver appointed to take possession of all or substantially all of Lessee’s property because of insolvency;

(2) Makes a general assignment for the benefit of creditors; or

(3) Allows any judgment against Lessee to remain unsatisfied and unbonded for a period of 30 days or longer.

11.06. Cumulative Remedies. The remedies given to Lessor in this Article shall not be exclusive but shall be cumulative with and in addition to all remedies now or hereafter allowed by law and elsewhere provided in this lease.

11.07. Waiver of Breach. The waiver by Lessor of any breach by Lessee of any of the provisions of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach by Lessee either of the same or a different provision of this lease.

11.08. Surrender of Premises. On expiration or sooner termination of this lease, Lessee shall surrender said premises, all improvements in or on said premises, and all facilities in any way appertaining to said premises, to Lessor in as good, safe, and clean condition as practicable, reasonable wear and tear excepted and casualty damage.

ARTICLE 12

MISCELLANEOUS

12.01. Force Majeure – Delays. Except as otherwise expressly provided in this lease, should the performance of any act required by this lease to be performed by either Lessor or Lessee be prevented or delayed by reason of any act of God, strike, lockout, labor trouble, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent by Lessee as required by this lease or the performance of any act rendered difficult or impossible solely because of the financial condition of the party, Lessor or Lessee, required to perform the act.

12.02. Attorney’s Fees. Should any litigation be commenced between the parties to this lease concerning said premises, this lease, or the rights and duties of either in relation thereto, the party, Lessor or Lessee, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum as and for his attorney’s fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

12.03. Notices to Lessor. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to Lessor by Lessee or any Lender described in Article 6 of this lease shall be in writing and shall be deemed duly served and given when personally delivered to Lessor, to any managing employee of Lessor, or, in lieu of such personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Lessor at 3625 Ruffin Road, Suite 110, San Diego, California 92123. Lessor may change Lessor’s address for the purpose of this section by giving written notice of such change to Lessee in the manner provided in Section 12.04 whereupon Lessee shall transmit a copy of such notice to any Lender described in Article 6 of this lease.

12.04. Notices to Lessee. Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this lease or by law to be served on or given to Lessee by Lessor shall be in writing and shall be deemed duly served and given when personally delivered to Lessee, any managing employee of Lessee, or, in lieu of such personal service, when deposited in the United States mail, first-class postage prepaid, addressed to Lessee at 9955 Mission Gorge Road, Santee, California 92071. Lessee may change his address for the purpose of this section by giving written notice of such change to Lessor in the manner provided in Section 12.03 of this lease.

12.05. Governing Law. This lease, and all matters relating to this lease, shall be governed by the laws of the State of California in force at the time any need for interpretation of this lease or any decision or holding concerning this lease arises.

12.06. Binding on Heirs and Successors. This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, Lessor and Lessee, but nothing in this section shall be construed as a consent by Lessor to any assignment of this lease or any interest therein by Lessee except as provided in Article 10 of this lease.

12.07. Partial Invalidity. Should any provision of this lease be held by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this lease shall remain in full force and effect unimpaired by the holding.

12.08. Captions. The table of contents of this lease and the captions of the various articles and paragraphs of this lease are for convenience and ease of reference only and do not define, limit, augment, or describe the scope, content, or intent of this lease or of any part or parts of this lease.

12.09. Gender. The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes corporation, partnership, or other legal entity when the context so requires.

12.10. Singular and Plural. The singular number includes the plural whenever the context so requires.

12.11. Exhibits. All exhibits and addenda to which reference is made in this lease are incorporated in the lease by the respective reference to them, whether or not they are actually attached, provided they have been signed or initialed by the parties. Reference to “this lease” includes matters incorporated by reference.

12.12. Sole and Only Agreement. This instrument constitutes the sole and only agreement between Lessor and Lessee respecting said premises, the leasing of said premises to Lessee, the construction of the said building project described in this lease on said premises, or the lease terms herein specified, and correctly sets forth the obligations of Lessor and Lessee to each other as of its date. Any agreements or representations respecting said premises, their leasing to Lessee by Lessor, or any other matter discussed in this lease not expressly set forth in this instrument are null and void.

12.13. Time of Essence. Time is expressly declared to be the essence of this lease.

12.14. Consent. Whenever consent is required of Lessor under this lease, that consent shall not be unreasonably withheld.

12.15. Memorandum of Lease for Recording. Neither party, Lessor or Lessee, shall record this lease without the written consent of the other. However, Lessor and Lessee shall, at the request of either at any time during the term of this lease, execute a memorandum or “short form” of this lease for purposes of, and in a form suitable for, being recorded. The memorandum or

“short form” of this lease shall describe the parties, Lessor and Lessee, set forth a description of the leased premises, specify the term of this lease, and shall incorporate this lease by reference.

EXECUTED on Oct 17, 1981, at San Diego County, California.

LESSOR

Mast/Mission Gorge Development Ltd., a California Limited Partnership

By KRD DEVELOPING RESOURCES, INC., a California Corporation General Partners

By:	/s/ STEPHEN C. KERCH
Stephen C. Kerch

By:

LESSEE

Cuyamaca Bank, a State Banking Corporation

By:	/s/ ALAN FARIAS

By:

EXHIBIT “A”

LEASE PARCEL #1

BEGINNING AT THE NORTHWESTLY CORNER OF LOT 5 THENCE SOUTH 1O° 21’ 22” WEST 58.00 FEET ALONG THE WESTERLY LINE OF SAID LOT TO THE POINT OF BEGINNING; THENCE AT RIGHT ANGLES SOUTH 79° 38’ 45” EAST ALONG THE NORTHERLY LINE OF SAID PARCEL, 141.00 FEET; THENCE AT RIGHT ANGLES, SOUTH 10° 21’ 22” WEST ALONG THE EASTERLY LINE OF SAID PARCEL 91.25 FEET; THENCE AT RIGHT ANGLES, NORTH 79° 38’ 45” WEST PARALLEL WITH SAID NORTHERLY LINE 141.00 FEET TO THE WESTERLY LINE OF SAID PARCEL; THENCE NORTH 10° 21’ 22’ EAST ALONG SAID WESTERLY LINE 91.25 FEET TO THE POINT OF BEGINNING.

LEASE PARCEL #1 = CUYAMACA BANK

LEASE PARCEL #2 = CIRCLE K

LEASE PARCEL #3 = CAR WASH

EXHIBIT “A”

SUPPLEMENT TO GROUND LEASE DATED AUGUST 1, 1988

MARY and DARI GARMO, hereinafter referred to “GARMO” or “LESSOR” and CUYAMACA BANK, a State banking corporation, hereinafter referred to as “BANK” or “LESSEE,” for valuable consideration receipt of which is hereby acknowledged, agree to amend, modify and change that Ground Lease (“LEASE”) dated August 1, 1988 between Mast/Mission Gorge Development Limited, a California limited partnership, prior Lessor and CUYAMACA BANK, a State banking commission, prior and current LESSEE as follows:

1. The term of the Lease shall commence on January 1, 1997 and shall continue for a period of ten (10) years.

2. LESSEE shall have the option to renew this Lease for three five (5) year terms upon written notice to LESSOR ninety (90) days prior to the completion of the then-existing Lease term.

3. LESSEE agrees to pay LESSOR in equal monthly installments on the first day of each and every month, the sum of Three Thousand Two Hundred Fifty Dollars ($3,250) as and for the monthly rental and lease payments for said property.

4. It is specifically understood and agreed that there shall be no change in the base rental amount at any time during the Lease nor any cost of living increases during said ten year term. Thereafter, for each five year option exercised by the Bank, Landlord shall have the right to impose a cost of living increase as follows: as to the first five year option term, the cost of living increase shall not exceed that fifteen (15%)

percent, using the $3,250 as the base amount on which to calculate said cost of living increase. The cost of living increase shall be applied to the entire term period and shall not be adjusted year to year. For the remaining option terms, if such are exercised by the Bank, the landlord shall be entitled to a cost of living increase at a rate not to exceed two (2%) percent per year.

5. In all other respects, the original LEASE executed on August 1, 1988, not in conflict with these above recited terms, shall remain in full force and effect.

Executed on 14 day Nov, 1996 at San Diego County California.

LESSOR:	/s/ DARI GARMO
Dari Garmo

/s/ MARY GARMO
Mary Garmo

LESSEE:
Cuyamaca Bank, a State Banking Corporation

	By:	/s/ ALAN FARIAS

COMPROMISE AND MUTUAL RELEASE SETTLEMENT AGREEMENT

THIS COMPROMISE AND MUTUAL RELEASE SETTLEMENT AGREEMENT, hereinafter referred to as “AGREEMENT” is made this                      day of                     , 1996 by and between Cuyamaca Bank hereinafter referred to as “BANK” and Dari and Mary Garmo collectively referred to as “GARMO”.

1. RECITALS

THIS AGREEMENT is made with reference to and contemplation of the following facts:

(a) Dispute

A dispute has arisen and exists between BANK and GARMO with respect to a land lease wherein GARMO alleges that BANK owes GARMO money for unpaid lease payments, and it is further alleged by BANK that GARMO breached their obligations under the terms of the lease.

(b) Purpose

The parties hereto understand, acknowledge, covenant and agree that the execution of this AGREEMENT consummates a compromise of disputed claims and is not to be construed as an admission of liability on the part of any party to this AGREEMENT. It is the parties’ desire and intention to effect a final settlement and resolution of all existing disputes and claims regardless of their nature or basis.

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2. TERMS OF SETTLEMENT

The following terms and conditions of settlement are each mutually dependent upon and conditioned upon performance of the other conditions:

(a) The current lease entitled “Ground Lease” (hereinafter “Lease”) executed on or about August 1, 1988 originally between Mast/Mission Gorge Development Limited, a California limited partnership predecessor Lessor to GARMO, the current Lessor (“Lessor”) and Cuyamaca Bank (BANK), a State banking corporation (“Lessee”), shall be amended to as follows:

(1) The term of said Lease shall be modified to be a 10-year lease beginning January 1, 1997 with three 5-year options to renew and extend such Lease thereby granting to BANK the possibility of a leasehold interest for a total of twenty-five (25) years.

(2) BANK shall pay to GARMO as and for monthly lease payments the sum of Three Thousand Dollars ($3,000) per month for the year 1995.

(3) BANK shall pay to GARMO as and for monthly lease payments the sum of Three Thousand Dollars ($3,000) per month for the year 1996.

(4) Beginning January 1, 1997 and continuing each and every month thereafter with no changes or cost of living increases during the first ten (10) year term, BANK shall pay to GARMO a monthly lease payment in sum of Three Thousand Two Hundred Fifty Dollars ($3,250) per month for each and every month

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until said Lease is terminated. Thereafter, if BANK exercises the options to renew, the cost of living increase for the entire first five year term shall not exceed fifteen (15%) percent using the $3,250 as the base amount in determination of the cost of living increase, and, thereafter, as to the remaining option terms, GARMO shall be entitled to a yearly cost of living increase not to exceed two (2%) percent per year. (See Supplement to Ground Lease Dated August 1, 1988 incorporated herein and to be signed herewith.)

(5) In all other respects, said Lease executed on or about August 1, 1988, not in conflict with these terms and conditions recited above, shall remain in full force and effect.

(b) BANK shall pay to GARMO, the sum of Ninety-one Thousand Five Hundred Dollars ($91,500) upon execution of this document, execution of the Supplement to Ground Lease referenced above, and execution and receipt of GARMO’s dismissal with prejudice (as referenced hereinbelow), said sum to be allocated as follows: Thirty-Six Thousand Dollars ($36,000) shall be allocated to payment in full of all lease obligations for the year 1995; Thirty-Six Thousand Dollars ($36,000) shall be allocated to payment in full of all lease obligations for the year 1996; the balance of Nineteen Thousand Five Hundred Dollars ($19,500) shall be allocated to and considered prepaid lease payments toward the year 1997, said monthly lease payment as referenced above having been set at Three Thousand Two Hundred Fifty Dollars ($3,250) per month. This Nineteen Thousand Five Hundred Dollars ($19,500)

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represents prepaid rent(lease) in full for the period of January 1997 through June 1997, inclusive.

(c) BANK shall continue to write down the building they occupy and own on said premises which is subject to Lease referenced above in accordance with the generally accepted Banking principles so that at the time BANK vacates the building, if the BANK so vacates, at the expiration of the Lease, GARMO will then have the responsibility for demolition of said building. The purpose of such clause is to assist GARMO in establishing that the BANK’s remaining building has no value to assist GARMO concerning tax issues. It is expressly stated herein that neither BANK’s nor GARMO’s attorney are experts in or provide any tax advice regarding this transaction and refer both BANK and GARMO to their respective tax consultants and experts regarding the impact of this issue.

(d) The parties hereto acknowledge and agree that they will execute forthwith at the time of the execution of this AGREEMENT the “Supplement to Ground Lease Dated August 1, 1988” reciting the terms referenced above, which Supplement to Ground Lease is to be attached to the existing Ground Lease which is the subject matter of this settlement.

(e) The parties shall execute forthwith, with the signing of this Agreement, a Dismissal with Prejudice of the entire action for delivery to BANK’s attorney for filing.

(f) The entirety of this AGREEMENT is to be considered strictly confidential, and shall not be disclosed to, revealed

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to, or reviewed by any party other than the parties herein named and their respective attorneys. If either party breaches any term or condition of this AGREEMENT, such party shall be liable for any and all damages caused by said breach, including reimbursement for all costs paid herein and any other damages or losses sustained.

3. RELEASE OF CLAIMS

(a) Release by BANK

Except as otherwise provided herein, BANK individually and on behalf of their heirs, executors, administrators, officers, directors, shareholders, legal representatives, successors, assigns, agents, employees, attorneys, partners, and co-venturers, and each of them, hereby fully and forever release, acquit, and discharge those parties designated as GARMO and its heirs, executors, administrators, legal representatives, successors, assigns, agents, officers, directors, shareholders, employees, attorneys, partners, and co-venturers, and each of them, of and from any and all claims, demands, liability, actions, causes of action, costs, expenses, attorneys fees, obligations, and rights (contingent, accrued, enjoined or otherwise), known or unknown, which BANK may have against any of them including, without limitation, any claim or demand before any court, administrative body, public agency or any other party which BANK may have against any or all of them arising out of any of the matters referred to in subparagraph 1(a) above, or for any other matters.

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(b) Release by GARMO

Except as otherwise provided herein, GARMO individually and on behalf of her heirs, executors, administrators, legal representatives, successors, assigns, agents, employees, attorneys, partners, and co-venturers, and each of them, hereby fully and forever release, acquit, and discharge those parties designated as BANK and their respective, heirs, executors, administrators, legal representatives, successors, assigns, agents, officers, directors, shareholders, employees, attorneys, partners, and co-venturers, and each of them, of and from any and all claims, demands, liability, actions, causes of action, costs, expenses, attorneys fees, obligations, and rights (contingent, accrued, enjoined or otherwise), known or unknown, which GARMO may have against any of them including, without limitation, any claim or demand before any court, administrative body, public agency or any other party which GARMO may have against any or all of them arising out of any of the matters referred to in subparagraph l(a) above, or for any other matters.

(c) Mutual Release

Except as otherwise provided herein, It is understood and agreed that all rights under Section 1542 of the California Civil Code and hereby expressly waived. Said section reads as follows:

“A general release does not extend to the claims which the creditor does not Know or suspect to exist in his favor at the time of execution of the release, which is known by him must have materially affected his settlement with the debtor.”

This compromise settlement shall act as a release of future

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claims that may arise from the above-mentioned dispute whether such claims are currently known, unknown, foreseen, or unforeseen.

4. FURTHER ASSURANCE

Each of the parties shall hereafter execute all documents and do all acts necessary, convenient or desirable, to effect the provisions of this AGREEMENT.

5. SUCCESSORS

The provisions of this AGREEMENT shall be deemed to obligate, extent to, and inure the benefits of the successors, heirs, assigns, transferees, grantees and indemnitees of each of the parties.

6. INDEPENDENT COUNSEL

Each of the parties acknowledge and agree that he has been represented by independent counsel of his own choosing in the negotiating of and execution of this AGREEMENT and has been advised that it is in the best interest of all parties that they should each secure representation by independent counsel so as to ascertain the effect and impact of this AGREEMENT. The Parties acknowledge that they may hereafter discover new or different information than that currently possessed and this AGREEMENT shall be and remain effective in all respects regardless of such information.

7. ATTORNEY’S FEES

In the event litigation is commenced to enforce any of the provisions of this AGREEMENT, to recover damages for breach of

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the provisions of the AGREEMENT or to obtain declaratory relief in connection with any of the provisions of this AGREEMENT, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

8. INTERPRETATION

Whenever the context requires the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders.

9. CAPTIONS

The captions by which the paragraphs and subparagraphs of this AGREEMENT are identified are for convenience only and shall have no effect whatsoever on its interpretation.

10. SEVERANCE

If any provision of this AGREEMENT or any provisions of any exhibits attached hereto is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed severed and deleted and neither such provision nor its severance and deletion shall effect the validity of the remaining provisions.

11. INTEGRATION

This AGREEMENT (after full execution and delivery) memorializes and constitutes the entire AGREEMENT and understanding of the parties and supersedes and replaces all prior negotiations, proposed agreements whether written or unwritten. Each party acknowledges that no other party nor any agent or attorney of any other party has made any promise,

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representation or warranty whatsoever, express or implied, which is not expressly contained in this AGREEMENT; and each party further acknowledges that he or it has not executed this AGREEMENT in reliance upon any collateral promise, representation or warranty. Any modification, addition or deletion of the terms of this AGREEMENT must be set forth in writing signed by all PARTIES hereto.

12. COUNTERPARTS

This AGREEMENT may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same document.

13. UNDERSTANDING OF THE PARTIES

The parties certify that they have read the entirety of this AGREEMENT and that they fully understand and comprehend all of the terms and conditions and covenants and restrictions herein. Based upon such, all of the parties by their execution do so intelligently, knowingly and voluntarily.

CUYAMACA BANK

DATED: 11/15/96	By:	/s/ ALAN FARIAS

MARY GARMO

DATED: 11/14/96	By:	/s/ MARY GARMO

DARI GARMO

DATED: 11/14/96	By:	/s/ DARI GARMO

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